Exhibit 1.1

Execution Version

Ball Corporation

$500,000,000

 5¾%  Senior Notes due 2021

Underwriting Agreement

November 15, 2010

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As representative of the several Underwriters

named in Schedule I hereto,

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Ball Corporation, an Indiana Corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”), an aggregate of $500,000,000 principal amount of its 5¾% Senior Notes due 2021 (the “Notes”) pursuant to this agreement (the “Agreement”).  The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule II hereto (the “Guarantors”).  The Notes and the Guarantees are collectively referred to herein as the “Securities.”  The Securities are to be issued pursuant to the provisions of a base indenture dated March 27, 2006 (the “Base Indenture”), among the Company, the Guarantors and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the fifth supplemental indenture with respect to the Notes among Ball, the Guarantors and the Trustee, to be dated November 18, 2010.  The Base Indenture, as supplemented by the fifth supplemental indenture is referred to herein as the “Indenture.”

1.             The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-157537) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is 3:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet contemplated by Section 5(a) hereof, which will be filed pursuant to Rule 433(d) under the Act, in the form attached hereto as Schedule III, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IV hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;

(d)           The Company has not distributed and will not distribute, prior to the Time of Delivery, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by Merrill Lynch, Pierce, Fenner & Smith Incorporated and included in Schedule III or IV hereto;

(e)           The documents incorporated by reference in the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule IV hereto;

(f)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein;

(g)           Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, which loss or interference has resulted in a Material Adverse Change (as defined below); and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package (exclusive of any amendments or supplements thereto after the Applicable Time), there has not been any material adverse change in the capital stock or long term debt of the Company or any of its subsidiaries, taken as a whole, or any material adverse change, or development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(h)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Indiana, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change;

(i)            Each of the Company’s subsidiaries is a corporation or limited liability company duly incorporated or formed, as the case may be, and validly existing and in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of its jurisdiction of organization with full power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and is duly qualified to conduct its business and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) as a foreign corporation or limited liability company in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change;

(j)            The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and all of the shares of capital stock,

membership or other equity interest of the Company and the Restricted Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock, partnership, membership or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such as are described in the Pricing Disclosure Package, granted pursuant to the existing credit facilities (as defined in the Pricing Prospectus and the Prospectus) or such as would not reasonably be expected to result in a Material Adverse Change;

(k)           The Company and each of the Guarantors have all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

(l)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes; the Notes have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement, assuming due authentication, execution and delivery of the Notes by the Trustee, upon delivery to the Underwriters against payment therefore in accordance with the terms hereof, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and each Guarantor and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company, each Guarantor and the Trustee (assuming due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding instrument, enforceable against the Company and each Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus in all material respects;

(m)          Each Guarantor has all requisite power (corporate or otherwise) and authority to execute, deliver and perform its obligations under the Guarantees; the Guarantees to be endorsed on the Notes have been duly authorized by each Guarantor and, if and when executed and delivered by each Guarantor in accordance with the terms of the Indenture and, assuming due authentication of the Notes and Guarantees by the Trustee, upon delivery of the notes to the Underwriters against payment therefor in accordance with the terms hereof, have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Guarantees will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus in all material respects;

(n)           Other than as disclosed in the Pricing Disclosure Package and the Prospectus, the Company does not own capital stock or other equity interests of any corporation or entity which would be required by the Indenture to be a Guarantor thereunder.  All of the Company’s domestic subsidiaries that guarantee any other Indebtedness (as defined in the Indenture) of the Company as of the date of the fifth supplemental indenture other than (i) any Excluded Subsidiaries (as defined in the Pricing Disclosure Package and the Prospectus) (the “Excluded Subsidiaries”) and (ii) Ball Asia Pacific, Ball Capital Corp. II and any other Unrestricted Subsidiaries (as defined in the Pricing Disclosure Package and the Prospectus) (the “Unrestricted Subsidiaries”) are Guarantors under the Indenture; and as of the date hereof, the Excluded Subsidiaries have aggregate net sales of not more than $10 million in any twelve-month period and aggregate assets, including capitalization, of not more than $10 million;

(o)           The execution, delivery and performance of this Agreement, the Indenture and the Notes by the Company, the issuance of the Guarantees by the Guarantors, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or Bylaws or similar organizational documents of the Company or the Guarantors, (iii) impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, except for such as are described in the Pricing Disclosure Package, granted pursuant to the existing credit facilities, or (iv) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clauses (i), (iii) and (iv), for such matters as would not result in a Material Adverse Change;

(p)           No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Securities or the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters except to the extent that such consent, approval, authorization, order registration or qualification would not result in a Material Adverse Change;

(q)           Except as described in the Pricing Disclosure Package and to the Company’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(r)            Neither the Company nor any of the Guarantors have sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act, the rules and regulations or the interpretations thereof by the Commission;

(s)           The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Other Indebtedness,” insofar as they purport to constitute a summary of the terms of the Securities and under the Caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(t)            Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Guarantors, expressly contemplated by, or threatened, against the Company or any of the Guarantors or to which any of its properties are subject, that are not disclosed in the Pricing Disclosure Package or incorporated by reference therein, and would result in a Material Adverse Change or materially and adversely affect the issuance of the Securities or the consummation of the other transactions contemplated hereby;

(u)           Except as disclosed in the Pricing Disclosure Package, neither the Company nor any of the Guarantors is involved in any strike, job action or labor dispute with any group of employees that is reasonably likely to result in a Material Adverse Change and, to the knowledge of the Company and each of the Guarantors, no such action or dispute is threatened;

(v)           The Company and the Guarantors are not, and as of the Time of Delivery and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under the “Use of Proceeds” in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w)          (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(x)            PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting are, to the knowledge of the Company, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Accounting Oversight Board;

(y)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”).  Except as disclosed in the Pricing Disclosure Package, the Company’s internal control over financial reporting is effective in all material respects and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(z)            There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(aa)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects;

(bb)         Except as disclosed in or contemplated by the Pricing Disclosure Package, subsequent to the date as of which such information was given, (i) neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that has resulted in a Material Adverse Change and (ii) since the date of the latest audited combined financial statements of the Company included in the Pricing Disclosure Package, there has been no (A) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than the payment of regular quarterly cash dividends), (B) issuance of securities (other than pursuant to the Company’s or such subsidiary’s employee benefit plans and agreements and the issuance of the Securities offered hereby) or (C) material increase in short-term or long-term debt of the Company or such subsidiary;

(cc)         The consolidated and combined historical financial statements, together with the related notes thereto, set forth or incorporated by reference in the Pricing Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-3 under the Act.  Such historical financial statements fairly present in all material respects the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with GAAP, consistently applied throughout such periods. The other financial information and data included or incorporated by reference in the Pricing Disclosure Package are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

(dd)         The market-related and industry data included or incorporated by reference in the Pricing Disclosure Package are based on estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects;

(ee)         Except as described in the Pricing Disclosure Package, no material relationship, direct or indirect, exists between or among the Company or any of the Guarantors on the one hand, and the directors, officers, shareholders, members, partners, customers or suppliers of the Company or any of the Guarantors on the other hand, that would be required to be described in the Pricing Disclosure Package pursuant to Item 404 of Regulation S-K of the Act, which is not so described;

(ff)           The Company and each of its significant subsidiaries has filed all Federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not result in a Material Adverse Change) and has paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP currently payable without penalty or interest, or the nonpayment of which would not result in a Material Adverse Change.  No tax deficiency has been determined adversely to the Company which would, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would, in either such case, result in a Material Adverse Change;

(gg)         The Company and each of its subsidiaries together maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses.  Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their businesses taken as a whole;

(hh)         Neither the Company nor any of its subsidiaries (i) is in violation of its certificate of incorporation, bylaws or other organizational documents, (ii) is in default in any material respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject to the Company’s consolidated financial condition or prospects or (iii) is in violation of any law, statute or ordinance or any rule, regulation, injunction or decree of any court or governmental agency to which their property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise, or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of (ii) or (iii), as would not, individually or in the aggregate, result in a Material Adverse Change;

(ii)           The Company and each of its subsidiaries will, on or prior to the Time of Delivery, have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”) as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Pricing Disclosure Package, except to the extent that the failure to have such Permits would not reasonably be expected to result in a Material Adverse Change.  The Company and each of its subsidiaries is in compliance in all material respects with all its obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and except to the extent that any such revocation, termination or impairment would not result in a Material Adverse Change;

(jj)           Except as would not reasonably be expected to result in a Material Adverse Change, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others;

(kk)         Except as described in the Pricing Disclosure Package, there has been no storage, disposal, generation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation or order, or which would require remedial action under any applicable law, ordinance, rule, regulation or order, except for any violation or remedial action which would not be reasonably likely to result in, singularly or in the aggregate, a Material Adverse Change; except as set forth in, or specifically contemplated by, the Pricing Disclosure Package, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to result in, singularly or in the aggregate, a Material Adverse Change; and the terms “hazardous wastes,” “medical wastes,” “toxic wastes,” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

(ll)           Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or the Guarantors, any director, officer, employee or agent of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except, in the case of clauses (i), (ii), (iii) and (iv), for such matters as would not reasonably be expected to result in a Material Adverse Change.

(mm)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to result in a Material Adverse Change;

(nn)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(oo)         Prior to the date hereof, neither the Company nor any of its subsidiaries has taken any action which is designed to or which has constituted or which reasonably would have been expected to cause or result in stabilization or manipulation of the price of any debt security of the Company or its subsidiaries in connection with the offering of the Securities.

2.             Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.625% of the principal amount of the Notes plus accrued interest, if any, from November 18, 2010 to the Time of Delivery (as defined below) hereunder, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.             Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.             (a)  The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Merrill Lynch, Pierce, Fenner & Smith Incorporated at DTC.  The Company will cause the certificates representing the Securities to be made available to Merrill Lynch, Pierce, Fenner & Smith Incorporated for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 18, 2010 or such other time and date as Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Company

may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location and via teleconference at 5:30 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A under the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)           Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the applicable securities laws of any state as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any jurisdiction, (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject and (iv) comply with any other requirements in connection with such qualifications that the company reasonably believes to be unduly burdensome;

(d)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)           To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)            During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities;

(g)           To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(h)           To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds.”

6.

(a)           (i)            The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, it has not

made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)           each Underwriter represents and agrees that, without the prior consent of the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated other than (x) one or more term sheets relating to the Securities containing customary information and conveyed to prospective purchasers of Securities and (y) ordinary course communications with prospective purchasers of Securities that (i) do not contain “issuer information” within the meaning of Rule 433, (ii) do not contain information that conflicts with information in the Registration Statement, Pricing Disclosure Package and the Prospectus, and (iii) otherwise satisfy the requirements of Rule 433, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

(iii)          any such free writing prospectus the use of which has been consented to by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Merrill Lynch, Pierce, Fenner & Smith Incorporated and, if requested by Merrill Lynch, Pierce, Fenner & Smith Incorporated, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein.

7.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which fees and disbursements of counsel will be approximately $15,000; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fee of the Financial Industry Regulatory Authority, Inc. in connection with any required review by it of the terms of the sale of the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of Merrill Lynch, Pierce, Fenner & Smith Incorporated and officers of the Company and the reasonable cost of any aircraft chartered in connection with the road show; (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for “book-entry” transfer; and (x) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Time of Delivery in form and substance satisfactory to you and addressed to the Underwriters, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(c)           Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, shall have furnished to you their written opinion and negative assurance letter (a draft of such opinion is attached as Annex I(a) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you.

(d)           Charles E. Baker, general counsel to the Company, shall have furnished to you his written opinion and negative assurance letter (a draft of such opinion is attached as Annex I(b) hereto), dated the Time of Delivery, in form and substance reasonably satisfactory to you.

(e)           (i) On the date of the Prospectus at a time prior to the execution of this Agreement, (ii) at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also (iii) at the Time of Delivery, PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, substantially in the form attached as Annex II hereto;

(f)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendments or supplements thereto after the Applicable Time) and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any material adverse change in the capital stock or long term debt of the Company or any of its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendments or supplements thereto after the Applicable Time), the effect of which, in any such case described in clause (i) or (ii), is in your good faith judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; or (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)            The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j)            The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9.             (a)           The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and will reimburse each Underwriter for any reasonable legal or other expenses incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability  or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated expressly for use therein.

(b)           Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company and the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch, Pierce, Fenner & Smith Incorporated. expressly for use therein; and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure by the indemnified party to so notify the indemnifying party shall relieve it from the obligations to indemnify the indemnified party under such subsection only to the extent the indemnifying party suffers actual prejudice as a result of such failure, but shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, (i) without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein other than by its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company and the Guarantors under this Section 9 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company and the Guarantors and each director of the Company and the Guarantors and to each person, if any, who controls the Company or any Guarantor within the meaning of the Act.

10.           (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one twelfth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one twelfth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Guarantors, each officer of the Company and the Guarantors and each director or controlling person of the Company and the Guarantors, and shall survive delivery of and payment for the Securities.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you or by Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of you as the representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at One Bryant Park, New York, New York 10036 (fax: (646) 855-5958); Attention: Jami L. Friedman; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow  the underwriters to properly identify their respective clients.

14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantors and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the Guarantors and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           The Company and the Guarantors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or  the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Guarantors have consulted their own legal and financial advisors to the extent it deemed appropriate.  The Company and the Guarantors agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.           This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           The Company, the Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and the Guarantors.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Ball Corporation

By:	/s/ R. David Hoover
Name:	R. David Hoover
Title:	Chairman and Chief Executive Officer

Signature Page to Underwriting Agreement

Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Metal Beverage Container Corp.
Ball Metal Food Container Corp.
Ball Metal Packaging Sales Corp.
Ball Packaging Corp.
Ball Plastic Container Corp.
BG Holdings I, Inc.
BG Holdings II, Inc.
Latas de Aluminio Ball, Inc.
USC May Verpackungen Holding Inc.
Ball Corporation, a Nevada corporation
Ball Glass Container Corporation
Ball Glass Containers, Inc.
Ball Metal Container Corporation

By:	/s/ R. David Hoover
Name:	R. David Hoover
Title:	Authorized Signatory

Signature Page to Underwriting Agreement

Ball Aerospace & Technologies Corp.
Ball Technologies Holdings Corp.
Efratom Holding, Inc.
Ball Holdings Corp.

By:	/s/ David L. Taylor
Name:	David L. Taylor
Title:	Authorized Signatory

Signature Page to Underwriting Agreement

Ball Delaware Holdings, LLC
Ball Asia Services Limited
Ball Metal Food Container, LLC
Ball Pan-European Holdings, Inc.
Metal Packaging International, Inc.
Ball Container LLC
Ball Holdings LLC

By:	/s/ Charles E. Baker
Name:	Charles E. Baker
Title:	Authorized Signatory

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ William H. Pegler, Jr.
Name:	William H. Pegler, Jr.
Title:	Director

On behalf of each of the Underwriters

Signature Page to Underwriting Agreement

SCHEDULE I

Principal Amount of Notes to be Purchased
Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$110,000,000
Goldman, Sachs & Co.	$85,000,000
Deutsche Bank Securities Inc.	$65,000,000
J.P. Morgan Securities LLC	$50,000,000
Barclays Capital Inc.	$45,000,000
RBS Securities Inc.	$35,000,000
KeyBanc Capital Markets Inc.	$35,000,000
Wells Fargo Securities, LLC	$35,000,000
BNP Paribas Securities Corp.	$10,000,000
US Bancorp Investments, Inc.	$10,000,000
Rabo Securities USA, Inc.	$10,000,000
Commerz Markets LLC	$10,000,000

Total	$500,000,000

S-1

SCHEDULE II

Guarantors

Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Aerospace & Technologies Corp.
Ball Delaware Holdings, LLC
Ball Metal Beverage Container Corp.
Ball Metal Food Container Corp.
Ball Metal Food Container, LLC
Ball Metal Packaging Sales Corp.
Ball Packaging Corp.
Ball Pan-European Holdings, Inc.
Ball Plastic Container Corp.
Ball Technologies Holdings Corp.
BG Holdings I, Inc.
BG Holdings II, Inc.
Efratom Holding, Inc.
Metal Packaging International, Inc.
USC May Verpackungen Holding Inc.
Ball Asia Services Limited
Ball Corporation, a Nevada corporation
Ball Glass Container Corporation
Ball Glass Containers, Inc.
Ball Holdings Corp.
Ball Metal Container Corporation
Latas de Aluminio Ball, Inc.
Ball Container LLC
Ball Holdings LLC

SCHEDULE III

PRICING TERM SHEET

A-1(a)

Issuer Free Writing Prospectus filed pursuant to Rule 433
Supplementing the Preliminary Prospectus Supplement dated November 15, 2010
Registration Statement 333-157537
November 15, 2010

$500,000,000

Ball Corporation

5 3/4% Senior Notes due 2021

November 15, 2010

Pricing Supplement dated November 15, 2010 to the Preliminary Prospectus Supplement dated November 15, 2010 of Ball Corporation. This Pricing Supplement relates only to the securities described below and is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement only to the extent it is inconsistent with the information contained in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement.

Issuer:	Ball Corporation

Title of Securities:	5 3/4% Senior Notes due 2021

Offering Size:	$500,000,000, which represents an increase of $100,000,000 from the amount offered under the Preliminary Prospectus Supplement dated November 15, 2010.

Trade Date:	November 15, 2010

Expected Settlement Date:	November 18, 2010 (T+3)

Maturity Date:	May 15, 2021

Coupon:	5 3/4%

Price to Public:	100.000%

Yield Per Annum:	5.750%

Net Proceeds (before Expenses)	$493,125,000

Interest Payment Dates:	May 15 and November 15

First Interest Payment Date:	May 15, 2011

Record Dates:	May 1 and November 1

Optional Redemption:	Make-whole at T+50, plus accrued and unpaid interest, until November 15, 2015

At any time on or after November 15, 2015, the Issuer may redeem the Notes at its option, in whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing on November 15 of the years set forth below:

	Date	Price
	2015	102.875%
	2016	101.917%
	2017	100.958%
	2018 and thereafter	100.000%

Optional Redemption with Net Cash Proceeds of Equity Offerings:

At any time prior to November 15, 2013, the Issuer may redeem at its option, on one or more occasions, in the aggregate up to 35% of the aggregate principal amount of the Notes, including additional notes, if any, issued under the indenture at 105.750%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Notes, including additional notes, if any, issued under the indenture remain outstanding after each such redemption, excluding Notes held by the Issuer and its Subsidiaries.

Change of Control:	101%, plus accrued and unpaid interest

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Goldman, Sachs & Co. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Barclays Capital Inc.

Co-managers:	RBS Securities Inc.
	KeyBanc Capital Markets Inc. Wells Fargo Securities, LLC BNP Paribas Securities Corp. US Bancorp Investments, Inc. Rabo Securities USA, Inc. Commerz Markets LLC

CUSIP/ISIN Numbers:	CUSIP: 058498 AQ9
	ISIN: US058498AQ98

Use of Proceeds:

We intend to use the net proceeds from this offering to repay the borrowings under our U.S. dollar denominated secured term loan facility and for general corporate purposes, which may include potential investments in strategic alliances and

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acquisitions, the refinancing or repayment of debt, working capital, share repurchases or capital expenditures.

Additional Changes to the Preliminary Prospectus Supplement:

Capitalization:	As Adjusted information set forth on page S-20 of the Preliminary Prospectus Supplement dated November 15, 2010 is revised as follows: (amounts in millions)

Cash and cash equivalents shall be increased from $262.2 to $360.8.

The Notes offered hereby shall be increased from $400.0 to $500.0.

Total long-term debt, including current portion shall be increased from $2,680.4 to $2,780.4.

Total capitalization shall be increased from $4,420.8 to $4,520.8.

The issuer has filed a registration statement (including a prospectus dated February 26, 2009) and a preliminary prospectus supplement dated November 15, 2010 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, when available, if you request it by emailing dg.Prospectus_Requests@baml.com or by calling toll-free 1-800-294-1322.

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SCHEDULE IV

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

(b) Additional Documents Incorporated by Reference

ANNEX I(a)

Form of Opinion - Skadden, Arps, Slate, Meagher & Flom LLP

1.                                       The Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions;

2.                                       When the Notes have been duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions;

3.                                       The Guarantees by the Delaware Guarantors have been duly authorized and executed by each respective Delaware Guarantor, and when the Notes have been duly authenticated by the Trustee and the Guarantees are issued and delivered by the Guarantors against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions;

4.                                       The Indenture and the Underwriting Agreement have been duly authorized, executed and delivered by each of the Delaware Guarantors;

5.                                       The statements in the Pricing Disclosure Package and Prospectus under the caption “Description of Notes,” other than “Book Entry, Delivery and Form” and “Depository Procedures” insofar as such statements purport to summarize certain provisions of the Indenture, the Notes and the Guarantees, fairly summarize such provisions in all material respects;

6.                                       The statements in the Pricing Disclosure Package and Prospectus under the caption “Description of Other Indebtedness,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects;

7.                                       The Company is not and, solely after giving effect to the offering and sale of the Notes and the application of the proceeds as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940;

8.                                       No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of

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each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby;

9.                                       The execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Notes and the Guarantees, will not (i) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order or (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract. Such counsel need not express any opinion, however, as to whether the execution, delivery or performance by the Company of each of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

10.                                 The statements in the Pricing Disclosure Package and Prospectus under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

11.                                 Based upon and subject to the foregoing, we are of the opinion that under current U.S. federal income tax law, although the discussion set forth in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership or disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences that are anticipated to be material to holders who purchase the Securities pursuant to the Prospectus, subject to the qualifications set forth in such discussion.

12.                                 Assuming the accuracy of the representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the Securities Act and, pursuant to Section 309 of the Trust Indenture Act, the Indenture has been qualified under the Trust Indenture Act, and we have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company and the representative of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the Pricing Disclosure Package and related matters were discussed. Such counsel did not participate in the preparation of the Incorporated Documents, but have, however, reviewed such documents and discussed the business and affairs of the Company with officers and other representatives of the Company. Such counsel does not pass upon, or assume responsibility for, the accuracy,

3

completeness or fairness of statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package and have made no independent check or verification thereof (except to the limited extent referred to in paragraphs 5, 6, 10 and 11 above).

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

In rendering the opinions set forth above, Skadden, Arps, Slate, Meagher & Flom LLP may (i) state that such opinion is limited to Applicable Law and (ii) rely (to the extent such counsel deems proper and specifies in their opinion) as to matters involving the application of laws covered by supporting opinion upon the opinion of other counsel of good standing, provided that such other counsel is reasonably satisfactory to counsel for the Underwriters and furnishes a copy of its opinion to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

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“Applicable Law” means the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation.

“Applicable Order” means those judgments, orders or decrees identified on Schedule I to the Company’s Certificate.

“Applicable Contract” means (i) the Senior Note Indenture dated as of March 27, 2006, by and among Ball Corporation and the Bank of New York Trust Company N.A. (filed by incorporation by reference to the Current Report on Form 8-K dated March 27, 2006) filed March 30, 2006; the First Supplemental Indenture dated March 27, 2006, among Ball Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A. (filed as Exhibit 4.2 to the Current Report on Form 8-K, dated March 27, 2006) filed March 30, 2006; the Second Supplemental Indenture dated August 20, 2009, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.2 to the Current Report on Form 8-K, dated August 20, 2009) filed August 26, 2009; the Third Supplemental Indenture dated August 20, 2009, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.3 to the Current Report on Form 8-K, dated August 20, 2009) filed August 26, 2009; and the Fourth Supplemental Indenture dated March 22, 2010, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.2 to the Current Report on Form 8-K, dated March 17, 2010) filed March 23, 2010; (ii) the Credit agreement dated October 13, 2005, among Ball Corporation, Ball European Holdings S.ar.l., Ball Packaging Products Canada Corp. and each Other Subsidiary Borrower, Deutsche Bank AG, New York Branch, as a Lender, Administrative Agent and Collateral Agent and The Bank of Nova Scotia, as the Canadian Administrative Agent (filed as Exhibit 99.2 to Ball Corporation’s Current Report on Form 8-K dated October 17, 2005, filed on October 17, 2005). First Amendment to Credit Agreement by and between Ball Corporation, Ball European Holdings S.a.r.l., the financial institutions signatory thereto in their capacity as lenders and Deutsche Bank AG, New York Branch, as Administrative Agent for the lenders with Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers for the Term D Loans (filed as Exhibit 10.1 to Ball Corporation’s Current Report on Form 8-K dated March 27, 2006, filed on March 30, 2006). Second Amendment to Credit Agreement by and between Ball Corporation, Ball European Holdings S.ar.l., the financial institutions signatory thereto in their capacity as lenders and Deutsche Bank AG New York Branch, as Administrative Agent for the lenders (filed as Exhibit 10.1 to Ball Corporation’s Current Report on Form 8-K dated July 31, 2009, filed on August 4 2009). Third Amendment to Credit Agreement by and between Ball Corporation, Ball European Holdings S.ar.l., the financial institutions signatory thereto in their

5

capacity as lenders and Deutsche Bank AG New York Branch, as Administrative Agent for the lenders (filed as Exhibit 10.2 to Ball Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2010, filed on April 30, 2010) and  (iii) the Subsidiary Guaranty Agreement dated as of October 13, 2005, among certain domestic subsidiaries listed therein as Guarantors, and Deutsche Bank AG, New York Branch, as Administrative Agent (filed by incorporation by reference to the Current Report on Form 8-K dated October 17, 2005) filed October 17, 2005 (the “Guaranty Agreement”).

“Applicable Time” means 3:15 p.m. (Eastern time) on November 15, 2010, which you advised us is the time of the first contract of sale of the Notes.

“Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters.

“Enforceability Exceptions” means that the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such counsel need not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Transaction Documents or any transaction contemplated thereby.

“Pricing Disclosure Package” means the Pricing Prospectus (as defined in the Underwriting Agreement) as supplemented by the final term sheet contemplated by Section 5(a) of the Underwriting Agreement, which will be filed pursuant to Rule 433(d) under the Act, substantially in the form attached as Schedule III to the Underwriting Agreement, taken together.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement and the other Transaction Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties

“Governmental Authority” means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws.

“Incorporated Documents” means the documents identified on Schedule A to such counsel’s opinion filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date of such opinion.

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“Base Prospectus” means the prospectus, dated February 26, 2009, which was included in the Registration Statement on the date it was filed.

“Preliminary Prospectus” means the preliminary prospectus supplement, dated November 15, 2010, together with the Base Prospectus and the Incorporated Documents, relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Prospectus” means the Prospectus Supplement, the Base Prospectus and the Incorporated Documents, relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Prospectus Supplement” means the prospectus supplement, dated November 15, 2010, relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Registration Statement” means the registration statement on Form S-3 (File No. 333-157537) of the Company relating to the securities filed on February 26, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and Post-Effective Amendment No. 1 thereto filed on August 10, 2009, including the Incorporated Documents and the information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).

“Transaction Documents” means the Underwriting Agreement, the Notes, the Indenture and the Guarantees.

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ANNEX I(b)

Form of Opinion — General Counsel

1.               The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Indiana, with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted;

2.               The Company is duly qualified as a foreign corporation to transact business and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change;

3.               All the outstanding shares of capital stock of the Company have been authorized and validly issued and are fully paid and nonassessable;

4.               Each Restricted Subsidiary (as defined in the Indenture) has been duly incorporated or formed and is validly existing in good standing (except in those jurisdictions where the concept of good standing is not recognized) under the laws of the jurisdiction of its organization, with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted;

5.               Each Restricted Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (except in those jurisdictions where the concept of good standing is not recognized) as a foreign corporation or limited liability company under the laws of each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Change;

6.               As of the date hereof, all of the outstanding shares of capital stock of the Guarantors have been authorized and validly issued and are fully paid and nonassessable and are owned of record by the Company or other Guarantors, free and clear of any security interests, liens, adverse claims or other encumbrances other than under the Existing Credit Facilities (as defined in the Indenture);

7.               The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors;

8.               The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors;

A-1(b)

9.               The Notes have been duly authorized, executed and delivered by the Company;

10.         The Guarantees have been duly authorized and executed by the Guarantors;

11.         To my knowledge, there is no pending or threatened action, suit or proceeding by or before any court, regulatory body, administrative agency or governmental body involving the Company or any of the Guarantors or its or their property that is not disclosed in the Prospectus and the Pricing Disclosure Package and is reasonably likely to result in a Material Adverse Change or materially affect the issuance of the Securities or the consummation of the transactions contemplated by the Underwriting Agreement;

12.         Neither the execution, delivery or performance by the Company or any Guarantor of the Transaction Documents to which it is a party, nor compliance by the Company or any Guarantors with the terms and provisions thereof, (i) conflicts with or results in any breach of any of the terms, covenants, conditions or provisions of, or constitutes a default under, or results in the creation or imposition of any lien upon any of the property or assets of the Company or such Guarantor pursuant to the terms of the Existing Indentures, the Existing Credit Facilities or any other material agreement, contract or instrument (in each case which is known to me) to which the Company or such Guarantor is a party or by which the Company or such Guarantor or any of its properties or assets are bound or may be subject; (ii) will violate any provision of the Charter Documents; (iii) will violate or conflict with, or result in the contravention of any Applicable Law; or (iv) to my knowledge, will contravene any order, writ, injunction or decree of any court or governmental authority to which the Company or such Guarantor is subject (it being understood that (A) I have not caused a search to be made of the records of any court or other tribunal or governmental instrumentality and (B) I am not aware of any order, writ, injunction or decree that would be contravened as referred to above).

Such counsel shall also state that he has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent registered public accountants of the Company and the representative of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement, the Prospectus, the Pricing Disclosure Package and related matters were discussed. Such counsel does not pass upon, or assume responsibility for, the accuracy, completeness or fairness of statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package and has made no independent check or verification thereof.

On the basis of the foregoing, (i) the Registration Statement, at the Effective Time, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference

2

therein or excluded therefrom or the Statement of Eligibility on Form T-1 (the “Form T-1”)) and (ii) no facts have come to the attention of such counsel that have caused such counsel to believe that the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1). In addition, on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement, including the Form T-1).

In rendering the opinions set forth above, such counsel may (i) state that such opinion is limited to Applicable Law, (ii) rely (to the extent such counsel deems proper and specifies in their opinion) as to matters involving the application of laws covered by supporting opinion upon the opinion of other counsel of good standing, provided that such other counsel is satisfactory to counsel for the Underwriters and furnishes a copy of its opinion to the Underwriters. and (iii) state that such opinion with respect to Nevada corporate laws are limited to the official statutory text thereof as it appears on the date of such opinion in the Corporation Statutes compilation, published by Aspen Law and Business, and state that such counsel is assuming that Nevada corporate laws are substantively similar to the Colorado Business Corporation Act. As to any facts material to the opinions set forth above that such counsel did not independently establish or verify, such counsel may state that he has relied upon statements and representations of officers and other representatives of the Company and its subsidiaries and others and of public officials.

“Applicable Law” means those laws, rules and regulations of the States of Colorado, Nevada and Indiana and the federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations

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of the Financial Industry Regulatory Authority, Inc.), but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation.

“Applicable Time” means 3:15 p.m. (Eastern time) on November 15, 2010, which you advised us is the time of the first contract of sale of the Notes.

“Base Prospectus” means the prospectus, dated February 26, 2009, which forms a part of and is included in the Registration Statement, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Charter Documents” means (1) the articles of incorporation and the bylaws of the Company, (2) the articles or certificate of incorporation and the bylaws of the Guarantors that are corporations and (3) the certificates of formation and the limited liability company agreements or operating agreements of each of the Guarantors that are limited liability companies.

“Effective Time” means the time of effectiveness of the Registration Statement for purposes of Section 11 of the Securities Act, as such section applies to the Underwriters.

“Existing Indentures” means the Senior Note Indenture dated as of March 27, 2006, by and among Ball Corporation and the Bank of New York Trust Company N.A. (filed by incorporation by reference to the Current Report on Form 8-K dated March 27, 2006) filed March 30, 2006; the First Supplemental Indenture dated March 27, 2006, among Ball Corporation, the guarantors named therein and The Bank of New York Trust Company, N.A. (filed as Exhibit 4.2 to the Current Report on Form 8-K, dated March 27, 2006) filed March 30, 2006; the Second Supplemental Indenture dated August 20, 2009, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.2 to the Current Report on Form 8-K, dated August 20, 2009) filed August 26, 2009; the Third Supplemental Indenture dated August 20, 2009, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.3 to the Current Report on Form 8-K, dated August 20, 2009) filed August 26, 2009; and the Fourth Supplemental Indenture dated March 22, 2010, among Ball Corporation, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.2 to the Current Report on Form 8-K, dated March 17, 2010) filed March 23, 2010.

“Incorporated Documents” means the documents identified on Schedule A to such counsel’s opinion filed by the Company pursuant to the Securities Exchange Act of 1934 and incorporated by reference into the Prospectus as of the date of such opinion.

“Preliminary Prospectus” means the preliminary prospectus supplement, dated November 15, 2010, together with the Base Prospectus and the Incorporated Documents.

“Pricing Disclosure Package” means the Pricing Prospectus (as defined in the Underwriting Agreement) as supplemented by the final term sheet contemplated by Section 5(a) of the Underwriting Agreement, which will be filed pursuant to Rule 433(d) under the Act,

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substantially in the form attached as Schedule III to the Underwriting Agreement, taken together.

“Prospectus” means the Prospectus Supplement, the Base Prospectus and the Incorporated Documents, relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Prospectus Supplement” means the prospectus supplement, dated November 15, 2010, relating to the offering of the Notes in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Registration Statement” means the registration statement on Form S-3 (File No. 333-157537) of the Company relating to the securities filed on February 26, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and Post-Effective Amendment No. 1 thereto filed on August 10, 2009, including the Incorporated Documents and the information deemed to be a part of the registration statement pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”).

“Transaction Documents” means the Underwriting Agreement, the Notes, the Indenture and the Guarantees.

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ANNEX II

Comfort Letter

A-2

This draft is furnished solely for the purpose of indicating the form of letter that we would expect to be able to furnish Bank of America Merrill Lynch “BofAML” in response to their request, the matters expected to be covered in the letter, and the nature of the procedures that we would expect to carry out with respect to such matters. Based on our discussions with BofAML, it is our understanding that the procedures outlined in this draft letter are those they wish us to follow. Unless BofAML inform us otherwise, we shall assume that there are no additional procedures they wish us to follow. The text of the letter itself will depend, of course, on the results of the procedures, which we would not expect to complete until shortly before the letter is given and in no event before the cutoff date indicated therein.

[PwC letterhead]

November 15, 2010

Ball Corporation

10 Longs Peak Drive

Broomfield, Colorado 80021

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

as representatives of the several underwriters, listed on Schedule I to the Underwriting Agreement

Ladies and Gentlemen:

We have audited:

1.               the consolidated financial statements of Ball Corporation (the “Company”) and subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) and

2.               the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009.

The consolidated financial statements referred to above are all incorporated by reference in the registration statement (No. 333-157537) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of four Anheuser-Busch InBev’s n.v./s.a. manufacturing plants (“AB InBev plants”) that were acquired by the Company in a purchase business combination in 2009, is also incorporated by reference in such registration statement. Such registration statement and the preliminary prospectus supplement dated November 15, 2010 is herein referred to as the “Registration Statement.”

In connection with the Registration Statement:

1.               We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.               In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC. However, it should be noted that the Company has not retrospectively adjusted its consolidated financial statements as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 to reflect the divestiture of the plastics packaging, Americas, segment as a discontinued operation in accordance with ASC 205, “Presentation of Financial Statements”.

3.               We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2009; although we have conducted an audit for the year ended December 31, 2009, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2009 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheets and the unaudited condensed consolidated statements of income and of cash flows included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 28, 2010, June 27, 2010 and September 26, 2010 incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2009. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to December 31, 2009. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to December 31, 2009.

4.               For purposes of this letter, we have read the minutes of the 2010 meetings of the Board of Directors, the Audit Committee, the Finance Committee and the Human Resources Committee of the Company and its subsidiaries as set forth in the minute books at November 12, 2010, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to November 12, 2010 (our work did not extend to the period from November 13, 2010 to November 15, 2010, inclusive) as follows:

a.               With respect to the three-month periods ended March 28, 2010 and March 29, 2009, the three- and six-month periods ended June 27, 2010 and June 28, 2009 and the three- and nine-month periods ended September 26, 2010 and September 27, 2009, we have:

(i)             performed the procedures (completed on April 30, 2010, August 4, 2010 and November 3, 2010, respectively) specified by the PCAOB for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on the unaudited condensed consolidated financial statements as of and for the three-month periods ended March 28, 2010 and March 29, 2009, as of and for the three- and six-month periods ended June 27, 2010 and June 28, 2009 and as of and for the three- and nine-month periods ended September 26, 2010 and September 27, 2009 included in the Company’s quarterly report on Form 10-Q for the quarters ended March 28, 2010, June 27, 2010 and September 26, 2010, incorporated by reference in the Registration Statement; and

(ii)          inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a.(i) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b.              With respect to the period from September 27, 2010 to October 24, 2010, we have:

(i)             read the unaudited consolidated financial data of the Company and subsidiaries for October of both 2010 and 2009 furnished us by the Company, officials of the Company

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having advised us that no such financial data as of any date or for any period subsequent to October 24, 2010 were available. The financial information for October of both 2010 and 2009 is incomplete in that it omits the statement of cash flows and other disclosures.

(ii)          inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in b.(i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.               Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a.    (i)                Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4.a.(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles. However, it should be noted that the Company has not retrospectively adjusted the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 28, 2010, which is incorporated by reference in the Registration Statement, to reflect the divestiture of the plastics packaging, Americas, segment as a discontinued operation in accordance with ASC 205, “Presentation of Financial Statements”.

(ii)          The unaudited condensed consolidated financial statements described in 4.a.(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC. However, it should be noted that the Company has not retrospectively adjusted the unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended March 28, 2010, which is incorporated by reference in the Registration Statement, to reflect the divestiture of the plastics packaging, Americas, segment as a discontinued operation in accordance with ASC 205, “Presentation of Financial Statements”.

b.    (i)               At October 24, 2010 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the September 26, 2010 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, except that the unaudited condensed consolidated balance sheet as of October 24, 2010, which we were furnished by the Company, showed the following changes from September 26, 2010 (in millions of dollars):

	Capital	Net Current
	Stock	Assets
September 26, 2010	$876.5	$422.8

October 24, 2010	$879.9	$369.4

or (ii) for the period from September 27, 2010 to October 24, 2010, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary

3

items or of net income attributable to Ball Corporation, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

6.               As mentioned in 4.b., Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to October 24, 2010 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after October 24, 2010 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at November 12, 2010 there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets (working capital) or stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the September 26, 2010 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from September 27, 2010 to November 12, 2010, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income attributable to Ball Corporation.

Those officials referred to above stated that they cannot comment on any such changes, increases or decreases in consolidated net current assets (working capital), stockholders’ equity, consolidated net sales, or the total or per-share amounts of income before extraordinary items or of net income attributable to Ball Corporation for the periods referred to above.

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in capital stock, or increase in long-term debt, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.

7.               For purposes of this letter, we have also read the items identified by you on the attached copy of the preliminary prospectus supplement and incorporated documents forming part of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the letters explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in the Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

A                                      Compared with a corresponding amount included in the Company’s accounting records and found such amounts to be in agreement, given the effect for rounding as applicable

B                                        Compared to or recomputed from a corresponding amount included in or derived from the Company’s audited financial statements as o December 31, 2009 and 2008 and for the three years ended December 31, 2009 incorporated by reference in the Registration Statement and found them to be in agreement, given the effect for rounding as applicable. Working capital is defined as current assets less current liabilities.

It should be noted that the audited financial statements have not been retrospectively adjusted to reflect the divestiture of the plastics packaging, Americas, segment, as a discontinued operation in accordance with ASC 205, “Presentation of Financial Statements”

It should be noted that free cash flow, net debt, EBITDA, EBITDA

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Margin, and As-Adjusted EBITDA are not a measure of operating performance or liquidity determined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of free cash flow, net debt, EBITDA, EBITDA Margin and As-Adjusted EBITDA or their usefulness for any purpose.

C                                        Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct. We make no comment as to the reasons presented for increases or decreases in amounts or percentages.

It should be noted that Adjusted EBITDA is not a measure of operating performance or liquidity determined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of Adjusted EBITDA or its usefulness for any purpose.

When the amount comforted is related to Item 402 executive compensation, we make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes executive compensation for purposes of the SEC disclosure requirements on executive compensation.

D                                       Compared to or recomputed from a corresponding amount included in or derived from the Company’s audited financial statements as of December 31, 2007, 2006, and 2005 and for the two years ended December 31, 2006 included in the 2007 and 2006 Form 10-Ks not incorporated by reference and found them to be in agreement, given the effect for rounding as applicable. Working capital is defined as current assets less current liabilities.

It should be noted that the audited financial statements have not been retrospectively adjusted to reflect the divestiture of the plastics packaging, Americas, segment, as a discontinued operation in accordance with ASC 205, “Presentation of Financial Statements”

It should be noted that free cash flow, net debt, EBITDA, EBITDA Margin, and As-Adjusted EBITDA are not a measure of operating performance or liquidity determined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of free cash flow, net debt, EBITDA, EBITDA Margin and As-Adjusted EBITDA or their usefulness for any purpose.

E                                         Recomputed from the actual column for the proposed use of proceeds of the debentures to be offered by means of this Registration Statement as described under “Use of Proceeds” and found such amounts to be in agreement. However, we make no comment as to whether the sale of the debentures will be consummated and the use of proceeds as

5

described therein will actually occur.

F                                         Compared to or recomputed from a corresponding amount included in or derived from the Company’s unaudited consolidated financial statements as of and for the three-month periods ended March 28, 2010, as of and for the three- and six-month periods ended June 27, 2010, as of and for the three- and nine-month periods ended September 26, 2010 and as of and for the three- and nine-month periods ended September 27, 2009 incorporated by reference in the Registration Statement and found them to be in agreement, given the effect for rounding as applicable.

It should be noted that the Company has not retrospectively adjusted the unaudited condensed consolidated financial statements for the quarter ended March 28, 2010, to reflect the divestiture of the plastics packaging, Americas, segment as a discontinued operation in accordance with ASC 205, “Presentation of Financial Statements”

It should be noted that free cash flow, EBITDA, and EBITDA Margin are not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly title measures presented by other companies. We make no comment about the company’s definition, calculation or presentation of free cash flows, EBITDA and EBITDA Margin or their usefulness for any purpose.

G                                        Compared to a schedule prepared by the Company from its accounting records which retrospectively gives effect to the divestiture of the plastics packaging, Americas, segment, as a discontinued operation in accordance with ASC 205, “Presentation of Financial Statements”, and found such amounts to be in agreement. We (a) compared the amounts in the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement, giving the effect for rounding, as applicable, and (b) determined that the schedule was mathematically correct.

It should be noted that EBITDA and EBITDA Margin are not measures of operating performance or liquidity determined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation or presentation of EBITDA and EBITDA or their usefulness for any purpose.

H                                       Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement and determined that the schedule was mathematically correct. For the ratio of earnings to fixed charges for the 9 months ended September 26, 2010, the Company calculated a portion of the fixed charges by taking the sum of the corresponding fixed charges from 2009 and multiplying it by 75%. We agreed the corresponding fixed charges for 2009 back to the accounting records. We make no comment; however, as to the Company’s methodology for estimating the ratio of earnings to fixed charges for the 9 months ended September 26, 2010, and whether such amounts agree to the actual amounts as indicated in the accounting records. It should be noted that the ratio of earnings to fixed charges is not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment

6

about the Company’s definition, calculation or presentation of this ratio or its usefulness for any purposes.

8.               Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.               It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.         This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

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